UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

On2 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15117	84-1280679
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Corporate Drive, Suite 100
Clifton Park, NY	12065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 348-0099

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

At the Reconvened Special Meeting of Stockholders of On2 Technologies, Inc. (“On2”), held on February 17, 2010, On2’s stockholders adopted the Agreement and Plan of Merger, dated August 4, 2009, as amended January 7, 2010, among On2, Google Inc. (Google”), a Delaware corporation, Oxide Inc., a Delaware corporation and a wholly owned subsidiary of Google (“Oxide”) and Oxide LLC, a Delaware limited liability corporation and a wholly owned subsidiary of Google (“LLC”), pursuant to which Oxide will merge with and into On2, with On2 continuing as the surviving corporation and as a wholly owned subsidiary of Google, and as soon as practicable thereafter, On2 merging with and into LLC, with LLC continuing as the surviving corporation of the merger and as a wholly owned subsidiary of Google. The transaction remains subject to satisfaction or waiver of certain other closing conditions.

A copy of the press release issued by On2 regarding the stockholder vote is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by On2 Technologies, Inc., dated February 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2010	On2 Technologies, Inc.
	By:	/s/ Matthew Frost
Matthew Frost
Interim Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by On2 Technologies, Inc., dated February 17, 2010